                          CURRENT REPORT ON FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): December 15, 1999


                           KEY PLASTICS L.L.C.
            (Exact name of Registrant as specified in its charter)



         Michigan                     333-26729              35-1997449
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)           Identification No.)



                          21333 Haggerty Road Suite 200
                              Novi, Michigan 48375
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (248) 449-6100



                                     N/A
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.           OTHER EVENTS.

         On November 15, 1999, Key Plastics L.L.C. (the "Registrant") executed an amendment ("the Amendment") to its Senior Credit Facility. In addition to the relaxation of certain financial covenants from September 30, 1999 through September 29, 2000, the Amendment required the Registrant to deliver member commitments to provide the Registrant with additional equity of at least $15 million by December 31, 1999 and, if needed, a maximum of an additional $10 million through September 29, 2000.

         In order to allow the Agent Bank under the Senior Credit Facility time to establish, with the Registrant, future covenant requirements for the Senior Credit Facility, and further negotiate other potential modifications to the Senior Credit Facility, the Senior Credit Facility was further modified, effective December 15, 1999, by extending the deadline for the member commitments required by the Amendment until January 31, 1999. The extensions were supported with a Maintenance / Support Agreement (the "Agreement") executed by certain shareholders of the Registrant's majority member, Key Plastics Holdings, Inc. These shareholders have agreed to make common or preferred equity contributions, or contributions for debt subordinated only to the Senior Credit Facility, in cash, to the Registrant in the aggregate amount of not less than $4 million on or before December 20, 1999. In addition, these same shareholders have agreed to contribute a maximum of $5 million of additional cash for similar securities if for any reason the Registrant is unable to borrow under its Senior Credit Facility through February 15, 2000. Any contribution under the Agreement is fully creditable towards the Registrant's obligations under the Amendment, due now at January 31, 2000.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          KEY PLASTICS L.L.C.


                                          /s/ Larry D. Schwentor
                                          ----------------------------
                                          Larry D. Schwentor
                                          Senior Vice President Finance &
                                          Administration/Chief Financial
                                          Officer

Dated:   December 17, 1999